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                                                                   EXHIBIT 10.32

                              ASSUMPTION AGREEMENT

         THIS ASSUMPTION AGREEMENT (this "Agreement") dated as of ____________, 2000, is executed by ISN SOFTWARE CORPORATION, a Delaware corporation ("Purchaser"), in favor of EARTHCARE COMPANY., a Delaware corporation ("Seller").

                                   WITNESSETH:

         WHEREAS, pursuant to that certain Asset Purchase Agreement, dated as of October 31, 2000 (the "Asset Purchase Agreement"), by and between Purchaser and Seller, Seller is delivering to Purchaser the assets, properties, rights and interests defined in the Asset Purchase Agreement as the Assets; and

         WHEREAS, in partial consideration for such sale, assignment, transfer, conveyance and delivery of the Assets, the Asset Purchase Agreement requires Purchaser to assume and agree to discharge certain obligations and liabilities of Seller.

         NOW, THEREFORE, pursuant to the terms of the Asset Purchase Agreement and for good and valuable consideration, Purchaser hereby assumes and agrees to pay, perform and discharge in accordance with the terms thereof each of the Assumed Obligations (as such term is defined in the Asset Purchase Agreement); provided, however, that Purchaser expressly does not assume and shall not be liable for any liability or obligation other than the Assumed Obligations. Nothing contained herein, express or implied, is intended to confer upon any person or entity other than the parties hereto and their successors in interest and permitted assigns any rights or remedies under or by reason of this Agreement and no such third party shall be entitled to rely on this Agreement. Except as expressly provided hereinabove, or in the Asset Purchase Agreement, Purchaser does not assume or agree to pay, perform or discharge, and shall not be responsible for, any liabilities or obligations of Seller, whether accrued, absolute, contingent or otherwise.

         This Agreement shall inure to the benefit of and be binding upon the successors and assigns of Purchaser and Seller. This Agreement, and the rights and obligations of the parties hereto, shall be governed by and construed and enforced in accordance with the substantive laws of the State of Texas, without regard to its principles of conflicts of laws. Nothing contained herein shall be deemed to modify, alter or amend the terms and provisions of the Asset Purchase Agreement.


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         IN WITNESS WHEREOF, Purchaser has caused this Agreement to be duly executed and delivered as of the date first set forth above.

                                             ISN SOFTWARE CORPORATION,
                                             a Delaware corporation

                                             By:
                                                --------------------------------
                                             Printed Name:
                                                          ----------------------
                                             Title:
                                                   -----------------------------


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